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                                                                      EXHIBIT 5

                                 BRYAN CAVE LLP
                                 245 PARK AVENUE
                          NEW YORK, NEW YORK 10167-0034
                                 (212) 692-1800
                            FACSIMILE: (212) 692-1900

ROBERT H. COHEN                                                  (212) 692-1843

                                  May 31, 1996



Wireless Telecom Group, Inc.
East 49 Midland Avenue
Paramus, New Jersey  07652

         Re: Registration Statement on Form S-8
             ----------------------------------

Gentlemen:

    We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Wireless Telecom Group, Inc. 1995 Stock Option Plan (the "Plan") of an additional 1,000,000 shares (after a two-for-one stock split effective on May 22, 1996) of your common stock, $.01 par value (the "Common Stock").

    We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

    Based upon such examination and our participation in the preparation of the Registration Statement on Form S-8, it is our opinion that the Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

    We consent to the reference made to our firm in the Registration Statement on Form S-8 and to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                Very truly yours,

                               /S/ BRYAN CAVE LLP

                                 BRYAN CAVE LLP